Exhibit 99.1

FOR IMMEDIATE RELEASE
Investor Contact	Media Contact
Mark Feuerbach	Ryan Flaim
Innophos	Sharon Merrill Associates
609-366-1204	617-542-5300
investor.relations@innophos.com	iphs@investorrelations.com

INNOPHOS HOLDINGS, INC. REPORTS

THIRD-QUARTER 2019 RESULTS

CRANBURY, New Jersey - (November 6, 2019) - Innophos Holdings, Inc. (NASDAQ: IPHS) today announced financial results for its third-quarter ended September 30, 2019.

Q3 2019 Highlights

•	Sales of $189 million up 2% sequentially but down 4% compared with prior-year quarter

•	GAAP Net Income of $6 million, or $0.32 per diluted share, down $8 million from Q3 2018

•	Adjusted diluted EPS of $0.45, down 24% year-on-year

•	EBITDA of $24 million, down $1 million, or 6% year-over-year

•	Adjusted EBITDA of $30 million, flat sequentially but down $3 million or 8% year-on-year; adjusted EBITDA margin of 16%, down 70 basis points compared with the prior year

•	Cash flows from operations of $8 million, down $18 million year-on-year

•	Free Cash outflow of $2 million, down $6 million year-on-year

Recent Developments

As announced on October 21, 2019, Innophos has entered into a definitive agreement to be acquired by an affiliate of One Rock Capital Partners, LLC, a leading middle-market private equity firm, in an all-cash transaction valued at $32.00 per share, or approximately $932 million, including the assumption of debt. Due to the pending transaction, Innophos will not host an earnings conference call, provide financial guidance or publish supplemental financial presentation slides. Innophos is also withdrawing its previously issued financial guidance for fiscal year 2019.

Q3 2019 Results

Variance $ and Variance % in the following tables and comments may not foot due to rounding

$ Millions except EPS

Quarter 3	2019	2018	Variance $	Variance %
Sales	189	197	(8)	(4)%
Net Income	6	14	(8)	(54)%
Adj. Net Income	9	12	(3)	(24)%
EBITDA	24	26	(1)	(6)%
Adj. EBITDA	30	32	(3)	(8)%
Diluted EPS	0.32	0.71	(0.38)	(54)%
Adj. Diluted EPS	0.45	0.58	(0.14)	(24)%
Cash from Ops	8	26	(18)	(69)%
Free Cash Flow	(2)	4	(6)	(141)%

•	Sales of $189 million were 4% below prior year as 1% selling price increases were offset by a 5% volume decline.

•	The Q3 2019 volume decline was affected by several factors, including discontinued low-margin nutrition trading business, a general weakening of demand and continued “indirect” tariff impacts.

•

GAAP Net Income of $6 million and diluted EPS of $0.32 were down versus the prior year primarily due to a $6 million one-off tax benefit for a partial reversal of tax reform in the prior year period and lower EBITDA.

•

During the quarter, the Geismar facility incurred operating issues related to the transition to the company’s new low-cost supply structure, which had a total impact of $6 million, $4 million of which was adjusted out of Q3 results and the remaining $2 million is expected to be adjusted out of Q4 results. The issue was rectified during the quarter and the Geismar plant has been operating at normal rates since mid-September.

•

Adjusted EBITDA margin of 16% was down 70 basis points year over year due to lower cost leverage from lower sales volumes. The Q3 Adjusted EBITDA was affected by the aforementioned operating issues, which resulted in the company not realizing any benefits from the value chain repositioning initiative in Q3 as planned.

•	Free Cash outflow of $2 million was down $6 million from the prior year period due primarily to payment of a one-off tax charge related to Dutch tax regulations enacted in Q2.

Q3 2019 Segment Financials

Q3 Sales	2019 $ Millions	2018 $ Millions	Variance $	Variance %
FHN	105	115	(10)	(9)%
IS	73	66	7	11%
Other	11	16	(5)	(32)%

Total IPHS	189	197	(8)	(4)%

Q3 Adj. EBITDA	2019 $ Millions	2018 $ Millions	2019 % Margin	2018 % Margin
FHN	18	17	17%	15%
IS	10	12	14%	18%
Other	1	3	10%	16%

Total IPHS	30	32	16%	16%

Note: See Adjusted EBITDA reconciliation to EBITDA in the financial tables that follow

•

FHN sales declined 9% year over year (price +3%, volume -11%) as price increases were offset by lower volumes due to the discontinuation of low-margin nutrition trading business and softer demand; adjusted EBITDA margins were up 201 basis points compared with Q3 2018 due to higher selling prices and improved sales mix.

•

IS sales were up 11% year over year (price +1%, volume +10%) due to higher acid sales and STPP volumes into Latin America that exceeded lower volume effects from “indirect” unfavorable tariff impacts on international sales; adjusted EBITDA margins were down 422 basis points versus a strong prior year quarter due to unfavorable sales mix.

•	Other sales were down 32% (price -8%, volume -24%) due to reduced co-product and low grade acid sales volumes; adjusted EBITDA margins were 10%.

Year-to-Date Quarter 3 Results

Variance $ and Variance % in the following tables and comments may not foot due to rounding

$ Millions except EPS

YTD Q3	2019	2018	Variance $	Variance %
Sales	566	609	(43)	(7)%
Net Income	17	31	(15)	(47)%
Adj. Net Income	29	35	(6)	(17)%
EBITDA	76	78	(2)	(2)%
Adj. EBITDA	90	95	(6)	(6)%
Diluted EPS	0.83	1.57	(0.74)	(47)%
Adj. Diluted EPS	1.45	1.74	(0.29)	(17)%
Cash from Ops	25	35	(10)	(27)%
Free Cash Flow	(1)	(12)	12	93%

Year-to-Date Quarter 3 Segment Financials

YTD Q3 Segment Sales	2019 $ Millions	2018 $ Millions	Variance $	Variance%
FHN	327	367	(40)	(11)%
IS	204	196	8	4%
Other	35	46	(11)	(24)%

Total IPHS	566	609	(43)	(7)%

YTD Q3 Segment Adj. EBITDA	2019 $ Millions	2018 $ Millions	2019 % Margin	2018 % Margin
FHN	57	56	18%	15%
IS	28	34	14%	17%
Other	4	5	11%	10%

Total IPHS	90	95	16%	16%

Note: See Adjusted EBITDA reconciliation to EBITDA in the financial tables that follow

About the Company

Innophos is a leading international producer of essential ingredients. We partner with world-leading health & nutrition, food & beverage and industrial brands to create science-based solutions that improve quality of life. Our knowledgeable teams apply science to unlock the potential that lies within the blends and formulations that we deliver. Forward thinking and people centric at heart, we execute with purpose and efficiency to create value in everything we do. Headquartered in Cranbury, New Jersey, Innophos has manufacturing operations across the United States, in Canada, Mexico and China. For more information, please visit www.innophos.com ‘IPHS-G’

SOURCE Innophos Holdings, Inc.

###

Financial Tables Follow

Discussion of Non-GAAP Financial Measures

The non-GAAP financial measures in this news release are utilized by management to compare Innophos’ operating performance on a consistent basis. Management believes that these financial measures enhance the overall understanding of the Company’s underlying operating performance trends compared with historical periods. Non-GAAP financial measures should not be considered as a substitute for financial information calculated in accordance with GAAP.

Net debt is a supplemental financial measure that is not required by, or presented in accordance with, US GAAP. The Company believes net debt is helpful in analyzing leverage and as a performance measure for purposes of presentation in this release. The Company defines net debt as total long-term debt (including any current portion) less cash and cash equivalents.

Free cash flow is a supplemental financial measure that is not required by, or presented in accordance with, US GAAP. The Company believes free cash flow is helpful in analyzing the cash flow generating capability of the business and as a performance measure for purposes of presentation in this release. The Company defines free cash flow as net cash provided from operating activities plus cash used for capital expenditures plus cash received from sale leaseback transactions.

EBITDA, adjusted EBITDA, adjusted net income and adjusted diluted EPS are supplemental financial measures that are not required by, or presented in accordance with, US GAAP. The Company believes EBITDA and adjusted EBITDA are helpful in analyzing the cash flow generating capability of the business and as performance measures for purposes of presentation in this release.

Net Working Capital is a supplemental financial measure that is not required by, or presented in accordance with, US GAAP. The Company believes net working capital is helpful in analyzing the effects on the cash flow generating capability of the business and as a performance measure for purposes of presentation in this release. The Company defines net working capital as total current assets less cash and cash equivalents less total current liabilities plus current portion of capital leases.

Operating Working Capital is a supplemental financial measure that is not required by, or presented in accordance with, US GAAP. The Company believes operating working capital is helpful in analyzing the effects on the cash flow generating capability of the business and as a performance measure for purposes of presentation in this release. The Company defines operating working capital as net working capital less taxes less interest.

Safe Harbor for Forward-Looking and Cautionary Statements

This press release contains or may contain forward-looking statements within the meaning of Section 27a of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends these forward-looking statements to be covered by the safe harbor provisions for such statements. Statements made in this press release that relate to our future performance or future financial results or other future events (which may be identified by such terms as “expect”, “estimate”, “anticipate”, “assume”, “believe”, “plan”, “intend’, “may”, “will”, “should”, “outlook”, “guidance”, “target”, “opportunity”, “potential” or similar terms and variations or the negative thereof) are forward-looking statements, including the Company’s expectations regarding the business environment and the Company’s overall guidance regarding future performance and growth. These statements are based on our current beliefs and expectations and are subject to significant risks and uncertainties. Actual results may materially differ from the expectations expressed in or implied by these forward-looking statements. Factors that could cause the Company’s actual results to differ materially include, but are not limited to: (1) the Company’s pending merger with an affiliate of One Rock Capital Partners (2) global macroeconomic conditions and trends; (3) the behavior of financial markets, including fluctuations in foreign currencies, interest rates and turmoil in capital markets; (4) changes in regulatory controls regarding tariffs, duties, taxes and income tax rates; (5) the Company’s ability to implement and refine its Vision 2022 strategic roadmap; (6) the Company’s ability to successfully identify and complete acquisitions in line with its Vision 2022 strategic roadmap and effectively operate and integrate acquired businesses to realize the anticipated benefits of those acquisitions; (7) the Company’s ability to realize expected cost savings and efficiencies from its performance improvement and other optimization initiatives; (8) the Company’s ability to effectively compete in its markets, and to successfully develop new and competitive products that appeal to its customers; (9) changes in consumer preferences and demand for the Company’s products or a decline in consumer confidence and spending; (10) the Company’s ability to benefit from its investments in assets and human capital and the ability to complete projects successfully and on budget; (11) economic, regulatory and political risks associated with the Company’s international operations, most notably Mexico and China; (12) volatility and increases in the price of raw materials, energy and transportation, and fluctuations in the quality and availability of raw materials and process aids; (13) the impact of a disruption in the Company’s supply chain or its relationship with its suppliers; (14) the Company’s ability to comply with, and the costs associated with compliance with, U.S. and foreign environmental protection laws and (15) the Company’s ability to meet quality and regulatory standards in the various jurisdictions in which it has operations or conducts business. We caution you to consider the important risks and other factors as set forth in the forward-looking statements section and in Item 1A Risk Factors in our most recent Annual Report on Form 10-K, as amended by subsequent reports on Forms 10-Q and 8-K. We do not undertake to update the forward-looking statements to reflect the impact of circumstances or events that may arise after the date of the forward-looking statements.

Additional Information and Where to Find It

In connection with the proposed transaction, the Company expects to file with the SEC and furnish to its stockholders a proxy statement on Schedule 14A, as well as other relevant materials concerning the proposed transaction. Promptly after filing its definitive proxy statement with the SEC, the Company will mail the definitive proxy statement and a proxy card to each stockholder of the Company entitled to vote at the special meeting relating to the proposed transaction. WE URGE INVESTORS TO READ THE PROXY STATEMENT AND THESE OTHER MATERIALS FILED WITH THE SEC CAREFULLY WHEN THEY BECOME AVAILABLE BEFORE MAKING ANY VOTING OR INVESTMENT DECISION BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors will be able to obtain free copies of the proxy statement (when available) and other documents that will be filed by the Company with the SEC at http://www.sec.gov, the SEC’s website, or from the Company’s website (http://www.innophos.com) under the tab “Investor Relations,” then under the heading “Financials” and then under “SEC Filings.” In addition, investors and stockholders may obtain free copies of these documents from the Company by directing a request to Investor Relations, Phone: 1-609-366-1204. Media inquiries can be directed to Ryan Flaim at Sharon Merrill Associates, Phone: 617-542-5300. Media inquiries related to One Rock specifically can be directed to Gasthalter & Co., Phone 212-257-4170.

Participants in the Solicitation

The Company, its directors and certain of its executive officers and other persons may be deemed to be participants in the solicitation of proxies from the Company’s stockholders with respect to the proposed transaction. Information regarding the directors and executive officers of the Company is available in its definitive proxy statement for its 2019 annual meeting, filed with the SEC on April 8, 2019. More detailed information regarding the identity of potential participants, and their direct or indirect interests, by securities, holdings or otherwise, will be set forth in the proxy statement and other materials when they are filed with the SEC in connection with the proposed transaction.

Summary Profit & Loss Statement

INNOPHOS HOLDINGS, INC. AND SUBSIDIARIES

Condensed Consolidated Statement of Operations (Unaudited)

(Dollars in thousands, except per share amounts or share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Net Sales	$189,349	$196,934	$565,801	$609,099
Cost of goods sold	156,685	161,706	460,333	495,259

Gross profit	32,664	35,228	105,468	113,840

Operating expenses:
Selling, general and administrative	17,803	19,525	57,505	64,548
Research & development expenses	1,179	1,240	3,751	3,989

Total operating expenses	18,982	20,765	61,256	68,537

Operating income	13,682	14,463	44,212	45,303
Interest expense, net	3,990	3,428	11,580	9,530
Foreign exchange (gain) loss	373	(531)	(478)	409
Other income	(5)	(14)	(16)	(42)

Income before income taxes	9,324	11,580	33,126	35,406
Provision for income taxes	2,873	(2,510)	16,580	4,155

Net income	$6,451	$14,090	$16,546	$31,251

Diluted Earnings Per Participating Share	$0.32	$0.71	$0.83	$1.57
Diluted weighted average participating shares outstanding	19,785,045	19,838,962	19,740,262	19,790,570
Dividends paid per share of common stock	$0.48	$0.48	$1.44	$1.44
Dividends declared per share of common stock	$0.48	$0.48	$1.44	$1.44

Adjusted Net Income Reconciliation to Net Income

(Dollars in thousands, except EPS)	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Net Income	$6,451	$14,090	$16,546	$31,251
Pre-tax Adjustments
Foreign exchange loss (gain)	373	(531)	(478)	409
Severance/Restructuring expense	839	1,297	4,088	2,581
M&A related costs	517	45	968	982
Mexico natural gas supply imbalance charges	0	1,857	1,179	1,857
Value chain transition	3,902	2,385	6,240	6,878
Supplier Q418 payment amortization	(2,315)	0	(4,680)	0
Other	132	0	595	0

Total Pre-Tax Adjustments	3,448	5,053	7,912	12,707
Income tax effects on Adjustments	1,050	1,515	2,383	3,447
‘18 Tax Reform Partial Reversal / ‘19 Dutch tax charge	0	(5,982)	6,603	(5,982)

Adjusted Net Income	$8,849	$11,646	$28,678	$34,529

Adjusted Diluted Earnings Per Participating Share	$0.45	$0.58	$1.45	$1.74

Adjusted EBITDA Reconciliation to Net Income

(Dollars in thousands)	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Net Income	$6,451	$14,090	$16,546	$31,251
Interest expense, net	3,990	3,428	11,580	9,530
Provision for income taxes	2,873	(2,510)	16,580	4,155
Depreciation & amortization	11,130	10,864	31,776	33,317

EBITDA	24,444	25,872	76,482	78,253
Adjustments
Non-cash stock compensation	1,621	1,152	5,188	4,143
Foreign exchange loss (gain)	373	(531)	(478)	409
Severance/Restructuring expense	839	1,297	4,088	2,581
M&A related costs	517	45	968	982
Mexico natural gas supply imbalance charges	0	1,857	1,179	1,857
Value chain transition	3,902	2,385	6,240	6,878
Supplier Q418 payment amortization	(2,315)	0	(4,680)	0
Other	132	0	595	0

Adjusted EBITDA	$29,513	$32,077	$89,582	$95,103

Percent of Sales	15.6%	16.3%	15.8%	15.6%

Segment Adjusted EBITDA Reconciliation to EBITDA

(Dollars in thousands)	Three Months Ended				Three Months Ended
	September 30, 2019				September 30, 2018
	FHN	IS	Other	Total	FHN	IS	Other	Total
EBITDA	$14,791	$8,861	$792	$24,444	$14,563	$8,885	$2,424	$25,872
Non-cash stock compensation	917	642	62	1,621	652	456	44	1,152
Foreign exchange loss (gain)	119	—	254	373	67	—	(598)	(531)
Severance/Restructuring exp	451	346	42	839	765	440	92	1,297
M&A related costs	517	—	—	517	45	—	—	45
Mexico natural gas supply adj.	—	—	—	—	414	871	572	1,857
Value chain transition	2,352	1,395	155	3,902	909	1,467	9	2,385
Supplier payment amortization	(1,203)	(880)	(232)	(2,315)	—	—	—	—
Other	72	50	10	132	—	—	—	—

Adjusted EBITDA	$18,016	$10,414	$1,083	$29,513	$17,415	$12,119	$2,543	$32,077

	Nine Months Ended				Nine Months Ended
	September 30, 2019				September 30, 2018
	FHN	IS	Other	Total	FHN	IS	Other	Total
EBITDA	$48,758	$23,891	$3,833	$76,482	$48,494	$26,772	$2,987	$78,253
Non-cash stock compensation	2,937	2,054	197	5,188	2,345	1,641	157	4,143
Foreign exchange loss (gain)	59	—	(537)	(478)	76	—	333	409
Severance/Restructuring exp	2,551	1,327	210	4,088	1,527	922	132	2,581
Inventory fair value adjustment	—	—	—	—	—	—	—	—
M&A related costs	968	—	—	968	968	—	14	982
Mexico natural gas supply adj.	263	553	363	1,179	414	871	572	1,857
Value chain transition	3,761	2,231	248	6,240	2,575	3,685	618	6,878
Supplier payment amortization	(2,434)	(1,778)	(468)	(4,680)	—	—	—	—
Other	333	219	43	595	—	—	—	—

Adjusted EBITDA	$57,196	$28,497	$3,889	$89,582	$56,399	$33,891	$4,813	$95,103

Segment Reporting

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Segment Net Sales
Food, Health and Nutrition	$105,174	$115,132	$326,783	$367,159
Industrial Specialties	73,141	65,667	204,064	195,767
Other	11,034	16,135	34,954	46,173

Total	$189,349	$196,934	$565,801	$609,099

Net Sales % change
Food, Health and Nutrition	(8.6)%		(11.0)%
Industrial Specialties	11.4%		4.2%
Other	(31.6)%		(24.3)%

Total	(3.9)%		(7.1)%

Segment EBITDA
Food, Health and Nutrition	$14,791	$14,563	$48,758	$48,494
Industrial Specialties	8,861	8,885	23,891	26,772
Other	792	2,424	3,833	2,987

Total	$24,444	$25,872	$76,482	$78,253

Segment EBITDA % of net sales
Food, Health and Nutrition	14.1%	12.6%	14.9%	13.2%
Industrial Specialties	12.1%	13.5%	11.7%	13.7%
Other	7.2%	15.0%	11.0%	6.5%

Total	12.9%	13.1%	13.5%	12.8%

Depreciation and amortization expense
Food, Health and Nutrition	$6,959	$7,142	$20,128	$21,677
Industrial Specialties	3,768	3,153	10,714	10,257
Other	403	569	934	1,383

Total	$11,130	$10,864	$31,776	$33,317

Price / Volume

The Company calculates pure selling price dollar variances as the selling price for the current year to date period minus the selling price for the prior year to date period, and then multiplies the resulting selling price difference by the prior year to date period volume. The current quarter selling price dollar variance is derived from the current quarter year to date selling price dollar variance less the previous quarter year to date selling price dollar variance. The selling price dollar variance is then divided by the prior period sales dollars to calculate the percentage change. Volume/mix variance is calculated as the total sales variance minus the selling price variance. The following table illustrates the percentage changes in net sales by reportable segments compared with the same period of the prior year, including the effect of selling price and volume/mix changes upon revenue:

	Three Months Ended			Nine Months Ended
	September 30, 2019			September 30, 2019
	Price	Vol/Mix	Total	Price	Vol/Mix	Total
Reportable Segments
Food, Health and Nutrition	2.7%	(11.3)%	(8.6)%	3.4%	(14.4)%	(11.0)%
Industrial Specialties	1.2%	10.2%	11.4%	2.7%	1.5%	4.2%
Other	(7.6)%	(24.0)%	(31.6)%	(3.3)%	(21.0)%	(24.3)%

Total	1.3%	(5.2)%	(3.9)%	2.7%	(9.8)%	(7.1)%

Summary Cash Flow Statement

INNOPHOS HOLDINGS, INC. AND SUBSIDIARIES

Condensed Consolidated Statement of Cash Flows (Unaudited)

(Dollars in thousands)

	Nine Months Ended September 30,
	2019	2018
Cash flows provided from (used for) operating activities
Net income	$16,546	$31,251
Adjustments to reconcile net income to net cash provided from (used for) operating activities:
Depreciation and amortization	31,776	33,317
Amortization of deferred financing charges	322	322
Deferred income tax provision	242	7,006
Share-based compensation	5,188	4,143
Changes in assets and liabilities:
Accounts receivable	(3,655)	(2,272)
Inventories	9,913	(23,094)
Other current assets	(11,042)	(9,362)
Accounts payable	(18,060)	(1,167)
Other current liabilities	5,041	10,291
Other long-term assets and liabilities	(11,608)	(15,071)

Net cash (used for) provided by operating activities	24,663	35,364

Cash flows used for investing activities:
Capital expenditures	(25,576)	(47,800)

Net cash used for investing activities	(25,576)	(47,800)

Cash flows provided by (used for) financing activities:
Long-term debt borrowings	51,000	86,000
Long-term debt repayments	(11,000)	(51,000)
Restricted stock forfeitures	(235)	(251)
Dividends paid	(28,318)	(28,197)

Net cash provided by (used for) financing activities	11,447	6,552

Effect of foreign exchange rate changes on cash and cash equivalents	—	181

Net change in cash	10,534	(5,703)
Cash and cash equivalents at beginning of period	20,197	28,782

Cash and cash equivalents at end of period	$30,731	$23,079

Cash From Operations Reconciliation to EBITDA

(Dollars in thousands)	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
EBITDA	$24,444	$25,872	$76,482	$78,253
Operating Working Capital	679	4,061	(22,370)	(19,446)
Taxes paid	(10,653)	(3,792)	(19,679)	(16,590)
Interest paid	(3,928)	(3,618)	(11,528)	(10,398)
All other including non-cash stock compensation and changes in other long-term assets and liabilities	(2,660)	3,284	1,758	3,545

Net cash provided from operations	$7,882	$25,807	$24,663	$35,364

Cash From Operations Reconciliation to Adjusted EBITDA

(Dollars in thousands)	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Adjusted EBITDA	$29,513	$32,077	$89,582	$95,103
Operating Working Capital	(2,769)	(992)	(30,282)	(32,154)
Taxes paid	(10,653)	(3,792)	(19,679)	(16,590)
Interest paid	(3,928)	(3,618)	(11,528)	(10,398)
All other including non-cash stock compensation and changes in other long-term assets and liabilities	(4,281)	2,132	(3,430)	(597)

Net cash provided from operation	$7,882	$25,807	$24,663	$35,364

Free Cash Flow Reconciliation to Cash From Operations

(Dollars in thousands)	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Cash from Operations	$7,882	$25,807	$24,663	$35,364
Capital Expenditures	(9,739)	(21,325)	(25,576)	(47,800)

Free Cash Flow	$(1,857)	$4,482	$(913)	$(12,436)

Summary Balance Sheets

INNOPHOS HOLDINGS, INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets (Unaudited)

(Dollars in thousands)

	September 30, 2019	December 31, 2018
ASSETS
Current assets:
Cash and cash equivalents	$30,731	$20,197
Accounts receivable, net	106,219	102,564
Inventories	170,290	180,203
Other current assets	35,136	24,094

Total current assets	342,376	327,058
Property, plant and equipment, net	237,803	240,235
Lease right-of-use assets	55,597	—
Goodwill	152,767	152,767
Intangibles and other assets, net	87,301	95,094

Total assets	$875,844	$815,154

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable, trade and other	57,850	80,007
Other current liabilities	58,655	49,993

Total current liabilities	116,505	130,000
Long-term debt	340,000	300,000
Long-term lease liabilities	49,077	—
Other long-term liabilities	32,364	49,639
Total stockholders’ equity	337,898	335,515

Total liabilities and stockholders’ equity	$875,844	$815,154